Exhibit 99.1

News Release

MasterCard Incorporated Reports

Second-Quarter 2007 Financial Results

•	Quarterly net income up 93.1% to $195 million, or $1.43 per share, excluding special items

•	Quarterly net income of $252 million, or $1.85 per share, including special items

•	Quarterly net revenues up 17.8% to $997 million

•	Gross dollar volume up 13.3%; purchase volume up 14.8%

Purchase, NY, August 1, 2007 – MasterCard Incorporated (NYSE:MA) today announced financial results for second-quarter 2007. For the quarter, the company reported net income of $195 million, or $1.43 per share on a diluted basis, excluding special items, and net income of $252 million, or $1.85 per share on a diluted basis, including special items. The company’s total operating expenses, total other income, effective tax rate, net income and earnings per share, excluding special items, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Net revenues for the quarter were $997 million, a 17.8% increase versus the same period in 2006. Currency fluctuation (driven by the movement of the euro relative to the US dollar) contributed approximately 2.0% of the increase in revenues for the quarter.

Fueling the higher revenue in the second quarter versus the same period in 2006 was growth in MasterCard’s gross dollar volume (GDV), which increased 13.3%, on a local currency basis, to $555 billion; a 15.2% increase in the number of transactions processed to 4.6 billion; and, an increase in cross-border transaction volumes of 17.3%. Worldwide purchase volume rose 14.8%, on a local currency basis, during the quarter to $414 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of June 30, 2007, the company’s customers had issued 855 million MasterCard cards, an increase of 10.7% percent over the cards issued at June 30, 2006.

“We are very pleased with our second-quarter financial results, which reflect strong growth across all regions and represent the highest quarterly net revenue in MasterCard’s history,” said Robert W. Selander, MasterCard president and chief executive officer. “This also marked our 13th consecutive quarter of double-digit GDV growth.

“Our evolution over several years to a more rigorous commercial environment as well as our investment in people and technology have helped us achieve success for our customers and for our shareholders, and we remain absolutely committed to both over the years ahead,” added Selander.

MasterCard Incorporated – Page 2

Special items for the second quarter of 2007 included:

•	A $3.4 million reserve recorded for a litigation settlement; and

•	$90 million in other income related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

For the second quarter of 2006, special items included:

•

A $395 million non-cash expense, resulting from the donation of approximately 13.5 million shares of Class A common stock to the MasterCard Foundation that occurred simultaneously with the company’s initial public offering in May 2006, which was not deductible for tax purposes;

•	A $23 million reserve recorded for litigation settlements; and

•	$7 million in interest income earned on the IPO proceeds, ultimately used for redemption of shares of Class B common stock.

Total operating expenses increased 3.2%, to $725 million in the second quarter of 2007 compared to the same period in 2006, excluding special items for both periods mentioned above. This increase was primarily driven by higher personnel costs related to the planned hiring of additional staff and contractors to support the company’s customers, an increase in professional fees related to external costs to advance our key strategic initiatives and legal costs to defend outstanding litigation. Offsetting this increase was a 12.6% decrease in advertising and market development expenses reflecting significant World Cup sponsorship activity in the second quarter of 2006, as well as a planned shift in 2007 spending to later quarters this year. On a GAAP basis, which includes special items, operating expenses decreased 35.0%, to $728 million. Currency fluctuation negatively impacted the decrease in total operating expenses by approximately 0.7% for the quarter.

Total other income was $117 million in the second quarter 2007 versus $13 million in the second quarter of 2006, including special items in both periods. The increase was driven by a $92 million increase in other income, primarily related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

MasterCard’s GAAP effective tax rate was 34.7% in the three months ended June 30, 2007, versus the non-GAAP rate of 33.6% in the comparable period in 2006. MasterCard’s GAAP effective tax rate in 2006 was significantly impacted by the share donation to the MasterCard Foundation. The year-over-year difference was due to an increase in state income tax liabilities for uncertain tax positions as required under the recently adopted Financial Accounting Standards Board Interpretation No. 48.

MasterCard Incorporated – Page 3

Year-to-Date 2007 Results

For the six months ended June 30, 2007, MasterCard reported net income of $410 million, or $3.00 per share, on a diluted basis, excluding the impact of special items. On a GAAP basis, which includes the impact of special items, the company reported net income of $467 million, or $3.42 per share on a diluted basis.

Net revenue for the six months ended June 30, 2007 was $1.9 billion, a 20.6% increase versus the same period in 2006. In addition to growth in GDV, processed transactions and cross-border transaction volumes, this increase was driven by a restructuring of pricing, primarily cross-border transaction pricing implemented in April 2006, which contributed approximately 2.0% of the revenue growth in the year-to-date period. Currency fluctuation contributed approximately 2.3% of the increase in revenues in the year-to-date period.

Total operating expenses increased 5.4%, to $1.3 billion, for the six-month period compared to the same period in 2006, excluding special items for both periods. Including special items, operating expenses decreased 20.7%, to $1.3 billion. Currency fluctuation negatively impacted the decrease in operating expenses by approximately 1.0% in the year-to-date period.

Total other income was $139 million for the six-month period versus $23 million for the same period in 2006, including special items in both periods. The increase was driven by a $92 million increase in other income, primarily related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events. Additionally, investment income increased $23 million due to higher cash and short-term investment balances primarily related to the proceeds received from the company’s IPO, increases in interest rates and cash generated by the company’s business.

MasterCard’s GAAP effective tax rate was 35.3% in the six months ended June 30, 2007, versus the non-GAAP rate of 34.0% in the comparable period in 2006. MasterCard’s GAAP effective tax rate in 2006 was significantly impacted by the share donation to the MasterCard Foundation. The year-over-year difference was due to an increase in state income tax liabilities for uncertain tax positions as required under the recently adopted Financial Accounting Standards Board Interpretation No. 48.

MasterCard Incorporated – Page 4

Second-Quarter 2007 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its second-quarter financial results.

The dial-in information for this call is 866-271-0675 (within the US) and 617-213-8892 (outside the US) and the passcode is 42269597. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the US) and 617-801-6888 (outside the US) and using passcode 26628850.

The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 16 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

MasterCard Incorporated – Page 5

•	the company’s evolution to a more rigorous commercial environment; and

•	the company’s investment and commitment to people and technology.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2007, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

###

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
Revenues, net	$996,959	$846,489	$1,912,062	$1,584,942
Operating Expenses
General and administrative	431,463	365,161	829,990	712,998
Advertising and market development	268,253	307,066	446,703	489,749
Litigation settlements	3,400	23,250	3,400	23,250
Charitable contributions to the MasterCard Foundation	—	400,285	—	400,285
Depreciation and amortization	25,027	24,693	49,216	49,913

Total operating expenses	728,143	1,120,455	1,329,309	1,676,195

Operating income (loss)	268,816	(273,966)	582,753	(91,253)

Other Income (Expense)
Investment income, net	36,466	28,999	72,714	49,691
Interest expense	(11,170)	(16,068)	(25,526)	(26,708)
Other income, net	92,187	443	92,147	595

Total other income/(expense)	117,483	13,374	139,335	23,578

Income (loss) before income taxes	386,299	(260,592)	722,088	(67,675)
Income tax expense	134,013	49,868	254,897	116,041

Net Income (Loss)	$252,286	$(310,460)	$467,191	$(183,716)

Basic Net Income (Loss) per Share	$1.86	$(2.30)	$3.44	$(1.36)

Basic Weighted Average Shares Outstanding	135,865	135,252	135,856	135,127

Diluted Net Income (Loss) per Share	$1.85	$(2.30)	$3.42	$(1.36)

Diluted Weighted Average Shares Outstanding	136,687	135,252	136,643	135,127

MasterCard Incorporated – Page 7

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2007	December 31, 2006
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,520,323	$1,185,080
Investment securities, at fair value:
Trading	5,342	12,261
Available-for-sale	1,304,920	1,286,580
Accounts receivable	480,939	451,261
Settlement due from members	276,409	311,953
Restricted security deposits held for members	122,153	109,897
Prepaid expenses	169,200	130,849
Other current assets	109,248	89,348

Total Current Assets	3,988,534	3,577,229
Property, plant and equipment, at cost (less accumulated depreciation of $236,246 and $220,720)	269,985	252,731
Deferred income taxes	278,337	216,782
Goodwill	222,543	217,013
Other intangible assets (less accumulated amortization of $330,269 and $309,110)	286,289	271,373
Municipal bonds held-to-maturity	192,989	193,477
Prepaid expenses	261,849	235,654
Other assets	106,023	118,211

Total Assets	$5,606,549	$5,082,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$236,662	$278,656
Settlement due to members	256,602	286,059
Restricted security deposits held for members	122,153	109,897
Obligations under U.S. merchant lawsuit and other litigation settlements — current	120,675	117,275
Accrued expenses	889,279	936,427
Short term debt	80,000	—
Other current liabilities	122,245	83,276

Total Current Liabilities	1,827,616	1,811,590
Deferred income taxes	67,029	66,198
Obligations under U.S. merchant lawsuit and other litigation settlements	377,799	359,640
Long-term debt	149,647	229,668
Other liabilities	325,842	246,395

Total Liabilities	2,747,933	2,713,491
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 79,837,897 and 79,631,983 shares issued and outstanding, respectively	8	8
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 55,337,407 shares issued and outstanding, respectively	6	6
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,635 and 1,600 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,268,457	3,289,879
Accumulated deficit	(540,830)	(1,029,196)
Accumulated other comprehensive income, net of tax:
Cumulative foreign currency translation adjustments	144,514	119,655
Defined benefit pension and other postretirement plans	(9,679)	(11,402)
Investment securities available-for-sale	(5,966)	(3,065)
Derivatives accounted for as hedges	(2,514)	(1,526)

Total accumulated other comprehensive income, net of tax	126,355	103,662

Total Stockholders’ Equity	2,853,996	2,364,359

Total Liabilities and Stockholders’ Equity	$5,606,549	$5,082,470

MasterCard Incorporated – Page 8

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2007	2006
	(In thousands)
Operating Activities
Net income (loss)	$467,191	$(183,716)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,216	49,913
Charitable contribution of common stock to the MasterCard Foundation	—	394,785
Share based payments	23,382	6,825
Deferred income taxes	(1,557)	(7,370)
Taxes related to share based payments	(11,193)	—
Excess tax benefit on share based payments	(6,734)	—
Accretion of imputed interest on litigation settlement	18,644	20,974
Other	4,620	4,965
Changes in operating assets and liabilities:
Trading securities	6,919	4,648
Accounts receivable	(23,141)	(57,398)
Settlement due from members	43,000	(16,842)
Prepaid expenses	(36,647)	(14,295)
Other current assets	(5,067)	(5,082)
Prepaid expenses, long-term	(23,392)	3,998
Litigation settlement accruals	2,915	23,140
Accounts payable	(43,314)	15,818
Settlement due to members	(36,166)	20,014
Accrued expenses	6,524	(85,614)
Net change in other assets and liabilities	10,961	8,818

Net cash provided by operating activities	446,161	183,581

Investing Activities
Purchases of property, plant and equipment	(40,942)	(15,670)
Capitalized software	(33,741)	(15,886)
Purchases of investment securities available-for-sale	(1,924,024)	(1,506,806)
Proceeds from sales and maturities of investment securities available-for-sale	1,896,975	1,356,768
Other investing activities	5,005	(1,403)

Net cash used in investing activities	(96,727)	(182,997)

Financing Activities
Cash received from sale of common stock, net of issuance costs	—	2,449,910
Cash payment for redemption of common stock	—	(1,799,937)
Dividends paid	(33,099)	—
Cash proceeds from exercise of stock options	1,083	—
Excess tax benefit on share based payments	6,734	—

Net cash (used in) provided by financing activities	(25,282)	649,973

Effect of exchange rate changes on cash and cash equivalents	11,091	14,026

Net increase in cash and cash equivalents	335,243	664,583
Cash and cash equivalents — beginning of period	1,185,080	545,273

Cash and cash equivalents — end of period	$1,520,323	$1,209,856

MasterCard Incorporated – Page 9

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended June 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$73	18.5%	15.1%	$50	20.2%	620	$23	5.4%	132	151	164	6.6
Canada	22	18.2%	15.6%	19	15.1%	216	3	18.1%	5	28	34	0.7
Europe	157	23.2%	14.3%	116	14.7%	1,390	41	13.0%	246	152	164	8.0
Latin America	37	27.3%	22.1%	18	24.0%	374	19	20.3%	126	75	91	2.4
South Asia / Middle East / Africa	10	41.1%	44.6%	6	32.3%	84	5	63.3%	38	26	29	0.8
United States	255	9.8%	9.8%	205	12.4%	3,184	50	0.5%	248	319	372	6.9
Worldwide	555	16.4%	13.3%	414	14.8%	5,868	141	9.0%	794	750	855	25.4
MasterCard Credit and Charge Programs
United States	162	5.5%	5.5%	138	7.5%	1,578	24	-4.8%	17	219	268
Worldwide less United States	241	21.6%	15.3%	186	17.8%	2,292	55	7.8%	258	373	420
Worldwide	403	14.5%	11.1%	325	13.1%	3,870	79	3.6%	275	593	688
MasterCard Debit Programs
United States	92	18.5%	18.5%	67	24.2%	1,606	26	5.9%	231	99	104
Worldwide less United States	59	27.5%	20.6%	23	13.1%	391	36	25.9%	288	58	62
Worldwide	151	21.8%	19.3%	89	21.2%	1,997	62	16.8%	519	157	167

	For the 6 Months ended June 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$141	18.5%	15.1%	$96	20.2%	1,206	$45	5.6%	255	151	164
Canada	41	15.6%	15.0%	34	14.5%	404	6	17.5%	10	28	34
Europe	298	24.1%	14.8%	221	15.3%	2,667	77	13.3%	469	152	164
Latin America	72	24.7%	23.0%	35	25.4%	729	37	20.9%	245	75	91
South Asia / Middle East / Africa	19	38.8%	45.8%	11	33.7%	165	9	64.4%	73	26	29
United States	492	12.6%	12.6%	392	15.0%	6,109	100	4.1%	487	319	372
Worldwide	1,063	17.7%	14.7%	789	16.3%	11,279	275	10.5%	1,540	750	855
MasterCard Credit and Charge Programs
United States	310	4.9%	4.9%	262	7.6%	3,002	48	-7.5%	33	219	268
Worldwide less United States	459	21.3%	15.5%	354	18.1%	4,412	106	7.3%	500	373	420
Worldwide	769	14.1%	11.0%	616	13.4%	7,414	154	2.2%	533	593	688
MasterCard Debit Programs
United States	182	28.5%	28.5%	130	33.6%	3,107	52	17.5%	455	99	104
Worldwide less United States	112	27.8%	21.9%	43	13.6%	758	69	27.8%	552	58	62
Worldwide	294	28.3%	25.9%	173	28.0%	3,865	121	23.1%	1,007	157	167

	For the 3 Months ended June 30, 2006
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$61	10.1%	10.2%	$40	16.3%	510	$21	0.2%	109	136	149
Canada	19	25.9%	13.8%	16	15.6%	193	3	3.7%	5	25	31
Europe	128	13.2%	14.4%	94	14.4%	1,234	34	14.4%	222	130	139
Latin America	29	28.6%	26.9%	14	30.7%	316	15	23.6%	112	66	79
South Asia / Middle East / Africa	7	48.5%	50.0%	4	35.6%	69	3	79.8%	25	19	22
United States	232	17.9%	17.9%	182	18.6%	2,742	50	15.3%	240	299	352
Worldwide	476	16.8%	16.6%	351	17.7%	5,063	125	13.8%	712	675	772
MasterCard Credit and Charge Programs
United States	154	8.8%	8.8%	129	9.6%	1,483	25	4.7%	16	212	259
Worldwide less United States	198	14.9%	14.3%	150	17.0%	1,976	48	6.8%	239	330	371
Worldwide	352	12.1%	11.8%	278	13.5%	3,459	74	6.1%	255	542	630
MasterCard Debit Programs
United States	78	41.2%	41.2%	54	47.6%	1,259	24	28.9%	224	87	93
Worldwide less United States	46	19.6%	20.3%	19	13.8%	345	27	25.2%	233	46	50
Worldwide	124	32.3%	32.6%	72	37.0%	1,604	52	26.9%	457	133	142

	For the 6 Months ended June 30, 2006
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$119	7.3%	8.5%	$78	15.3%	986	$42	-2.2%	212	136	149
Canada	35	25.2%	15.4%	30	16.9%	360	5	7.8%	9	25	31
Europe	240	10.2%	14.9%	177	14.8%	2,367	63	15.2%	421	130	139
Latin America	57	32.7%	27.4%	27	30.9%	610	31	24.4%	218	66	79
South Asia / Middle East / Africa	14	49.5%	51.5%	9	34.4%	132	5	90.1%	46	19	22
United States	437	15.6%	15.6%	341	16.8%	5,086	97	11.7%	444	299	352
Worldwide	903	14.6%	15.5%	661	16.8%	9,542	242	12.2%	1,352	675	772
MasterCard Credit and Charge Programs
United States	296	8.2%	8.2%	244	9.5%	2,814	52	2.5%	32	212	259
Worldwide less United States	379	12.8%	14.4%	285	17.1%	3,793	94	6.8%	466	330	371
Worldwide	674	10.7%	11.6%	529	13.5%	6,607	146	5.2%	498	542	630
MasterCard Debit Programs
United States	142	34.9%	34.9%	97	40.1%	2,273	45	24.8%	413	87	93
Worldwide less United States	87	17.8%	20.3%	35	14.2%	663	52	24.9%	441	46	50
Worldwide	229	27.8%	28.9%	132	32.1%	2,935	97	24.8%	854	133	142

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 10

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard® -branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus® -branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard members that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard members and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s members subsequent to the date of its release. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among members and other practices that may lead to over counting of the underlying data in certain circumstances.

In the three and six months ended June 30, 2007, GDV excludes commercial funds transfers in China, which are generally transactions that facilitate the transfer of funds between bank branches, but do not involve traditional cash withdrawals or balance transfers. Data for the comparable periods in 2006 have been updated to be consistent with this approach.

Performance information for prior periods may be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 11

Reconciliation to Total Operating Expenses, Total Other Income, Net Income and Earnings Per Share

($ million)	For the three months ended 6/30/07				For the three months ended 6/30/06					YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted		As Adjusted
Revenues, net	$997	—		$997	$846	—		$846		17.8%
Operating Expenses
General and administrative	432	—		432	365	—		365		18.2%
Advertising and marketing	268	—		268	307	—		307		(12.6%)
Litigation settlements	3	3	a	—	23	23	a	—		NM
Charitable contributions to the MasterCard Foundation	—	—		—	400	395	b	5	c	NM
Depreciation and amortization	25	—		25	25	—		25		0.0%

Total operating expenses	728	3		725	1,120	418		702		3.2%

Operating income (expense)	269	3		272	(274)	418		144		88.9%
Operating Margin	27.0%	—		27.3%	(32.4%)	—		17.0%		10.3	ppt.
Other Income (Expense)
Investment income, net	36	—		36	29	(7	)d	22		63.6%
Interest expense	(11)	—		(11)	(16)	—		(16)		31.3%
Other income, net	92	90	e	2	—	—		—		NM

Total other income (expense)	117	90		27	13	(7)		6		350.0%

Income (loss) before income taxes	386	(87)		299	(261)	411		150		99.3%
Income tax expense (benefit)	134	(30)		104	50	—	f	50		108.0%

Net Income (loss)	$252	($57)		$195	($310)	$411		$101		93.1%

Basic Net Income (Loss) per Share	$1.86	($0.42)		$1.44	($2.30)	$3.04		$0.74		94.1%

Diluted Net Income (Loss) per Share	$1.85	($0.42)		$1.43	($2.30)	$3.04		$0.74		93.0%

($ million)	For the six months ended 6/30/07				For the six months ended 6/30/06					YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted		As Adjusted
Revenues, net	$1,912	—		$1,912	$1,585	—		$1,585		20.6%
Operating Expenses
General and administrative	830	—		830	713			713		16.4%
Advertising and marketing	447	—		447	490	—		490		(8.8%)
Litigation settlements	3	3	a	—	23	23	a	—		NM
Charitable contributions to the MasterCard Foundation	—	—		—	400	395	b	5	c	NM
Depreciation and amortization	49	—		49	50	—		50		(1.4%)

Total operating expenses	1,329	3		1,326	1,676	418		1,258		5.4%

Operating income (expense)	583	3		586	(91)	418		327		79.2%
Operating Margin	30.5%	—		30.6%	(5.7%)	—		20.6%		10	ppt.
Other Income (Expense)
Investment income, net	73			73	50	(7	)d	43		69.8%
Interest expense	(26)	—		(26)	(27)	—		(27)		3.7%
Other income, net	92	90	e	2	—	—		—		NM

Total other income (expense)	139	90		49	23	(7)		16		206.3%

Income (loss) before income taxes	722	(87)		635	(68)	411		343		85.1%
Income tax expense (benefit)	255	(30)		225	116	—	f	116		94.0%

Net Income (loss)	$467	($57)		$410	($184)	$411		$227		80.6%

Basic Net Income (Loss) per Share	$3.44	($0.42)		$3.02	($1.36)	$3.04		$1.68		79.6%

Diluted Net Income (Loss) per Share	$3.42	($0.42)		$3.00	($1.36)	$3.04		$1.68		78.6%

[a]	Litigation settlements

[b]	Contribution of stock to the MasterCard Foundation

[c]	Contribution of cash to the MasterCard Foundation

[d]	Interest income on IPO proceeds held for redemption

[e]	Other income related to a settlement agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events

[f]	Net tax effect of all special items for 2006 is negligible

NM = Not meaningful

Note that the figures in the preceding tables may not sum due to rounding

MasterCard Incorporated – Page 12

Reconciliation to Effective Tax Rate

	GAAP Actual	GAAP Effective Tax Rate	Stock Donation	Non- GAAP Adjusted	Non-GAAP Effective Tax Rate
Three months ended June 30, 2006:
Income (Loss) before income taxes	$(261)	19.1%	$395	$134	33.6%
Income tax expense[1]	50			45

Net Income (Loss)	$(310)			$89

Six months ended June 30, 2006:
Income (Loss) before income taxes	$(68)	171.5%	$395	$327	34.0%
Income tax expense[1]	116			111

Net Income (Loss)	$(184)			$216

[1]	Income tax expense has been calculated with and without the impact of the stock donation.

Note that the figures in the preceding table may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on August 1, 2007.

###